Exhibit 5.1

SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
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ABU DHABI
BEIJING
BRUSSELS
FRANKFURT
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June 5, 2026	SINGAPORE
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Devon Energy Corporation

333 West Sheridan Avenue

Oklahoma City, Oklahoma 73102

Re:	Devon Energy Corporation

Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special United States counsel to Devon Energy Corporation, a Delaware corporation (the “Company”), in connection with the issuance by the Company of up to 175,000 shares of common stock, par value $0.10 per share (“Common Stock”), of the Company (the “Shares”), issuable upon the conversion of the 8 1/8 % Series A Cumulative Perpetual Convertible Preferred Stock, par value $0.01 per share, of Coterra Energy Operating Co. (the “Coterra Preferred Stock”).

This opinion letter is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933 (the “Securities Act”).

Devon Energy Corporation

June 5, 2026

In rendering the opinion stated herein, we have examined and relied upon the following:

(a) the registration statement on Form S-3 (File No. 333-294988) of the Company relating to Common Stock and other securities of the Company filed on April 10, 2026 with the Securities and Exchange Commission (the “Commission”) under the Securities Act allowing for delayed offerings pursuant to Rule 415 of the General Rules and Regulations under the Securities Act (the “Rules and Regulations”), including the information deemed to be a part of the registration statement pursuant to Rule 430B of the Rules and Regulations (such registration statement, being hereinafter referred to as the “Registration Statement”);

(b) the prospectus, dated April 10, 2026 (the “Base Prospectus”), which forms a part of and is included in the Registration Statement;

(c) the prospectus supplement, dated June 5, 2026 (together with the Base Prospectus, the “Prospectus”), relating to the offering of the Shares, in the form filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations;

(d) an executed copy of a certificate of Edward T. Highberger, Assistant Secretary of the Company, dated the date hereof (the “Secretary’s Certificate”);

(e) a copy of the Company’s Restated Certificate of Incorporation, in effect as of February 1, 2026 and certified pursuant to the Secretary’s Certificate as being in effect on the date of the resolutions referred to below;

(f) a copy of the Company’s Restated Certificate of Incorporation certified by the Secretary of State of the State of Delaware as of June 5, 2026, and certified pursuant to the Secretary’s Certificate as being in effect as of the date hereof (the “Certificate of Incorporation”);

(g) a copy of the Company’s Amended and Restated Bylaws, as amended and certified pursuant to the Secretary’s Certificate as being in effect on the date of the resolutions referred to below and as of the date hereof (the “Bylaws”);

(h) a copy of certain resolutions of the Board of Directors of the Company, adopted on February 1, 2026, certified pursuant to the Secretary’s Certificate; and

(i) the Certificate of Designations and each amendment thereto, each as filed by Cimarex Energy Co. with the Secretary of State of the State of Delaware designating the Coterra Preferred Stock (such certificate, as amended, the “Certificate of Designations”) pursuant to Section 151 of the General Corporation Law of the State of Delaware (the “DGCL”).

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinion stated below.

In our examination, we have assumed the genuineness of all signatures, including electronic signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photocopied copies, and the

Devon Energy Corporation

June 5, 2026

authenticity of the originals of such copies. As to any facts relevant to the opinion stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials, including the facts and conclusions set forth in the Secretary’s Certificate, the Certificate of Incorporation and the Certificate of Designations.

We do not express any opinions with respect to the laws of any jurisdiction other than the DGCL. The Shares may be issued from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof, which laws are subject to change with possible retroactive effect.

As used herein, “Organizational Documents” means the Certificate of Incorporation and the Bylaws.

Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that the maximum number of 175,000 shares of Common Stock, issuable upon the conversion of the Coterra Preferred Stock pursuant to the Certificate of Designations have been duly authorized by all requisite corporate action on the part of the Company under the DGCL and when issued upon the conversion of the Coterra Preferred Stock in accordance with the terms of the Certificate of Designations, will be validly issued, fully paid and nonassessable.

In rendering the opinion set forth above, we have assumed that the amount obtained by dividing the Liquidation Preference (as defined in the Certificate of Designations) of the Coterra Preferred Stock by the number of Shares issued upon conversion of the Coterra Preferred Stock will be at least equal to the par value of the Shares at the time of conversion.

In addition, in rendering the foregoing opinion we have assumed that:

(a) the Company’s issuance of the Shares does not and will not (i) except to the extent expressly stated in the opinions contained herein, violate any statute to which the Company or such issuance is subject, or (ii) constitute a violation of, or a breach under, or require the consent or approval of any other person under, any agreement or instrument binding on the Company (except that we do not make this assumption with respect to the Organizational Documents or those agreements or instruments expressed to be governed by the laws of the State of New York which are listed in Part II of the Registration Statement or the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, although we have assumed compliance with any covenant, restriction or provision with respect to financial ratios or tests or any aspect of the financial condition or results of operations of the Company contained in such agreements or instruments), and we have further assumed that the Company will continue to have sufficient authorized shares of Common Stock; and

(b) the Company’s authorized capital stock is as set forth in the Certificate of Incorporation and the Certificate of Designations, and we have relied solely on the certified copy thereof issued by the Secretary of State of the State of Delaware and have not made any other inquiries or investigations.

Devon Energy Corporation

June 5, 2026

This opinion letter shall be interpreted in accordance with customary practice of United States lawyers who regularly give opinions in transactions of this type.

We hereby consent to the reference to our firm under the heading “Legal Matters” in the prospectus forming part of the Registration Statement. We also hereby consent to the filing of this opinion letter with the Commission as an exhibit to the Company’s Current Report on Form 8-K being filed on the date hereof and incorporated by reference into the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations. This opinion letter is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP

MJH